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                                                                 EXHIBIT 10.15

By courier delivery

Bank of Ireland and
The Investment Bank of Ireland Limited
Lower Baggot Street
Dublin 2
IRELAND

Medite of Europe Limited
P. O. Box 32
Clonmel
Co. Tipperary
IRELAND

Luxembourg, 10th March 1995                                 JU/PHC/mts

Subject:         MEDITE FIBERBOARD PROJECT
                 FIN' 0.6835
                 Finance Contract between European Investment Bank and The Governor and Company of the Bank of Ireland and Medite of Europe Limited
                 Dated Luxembourg, 7th October 1993

                 Guarantee Agreement between European Investment Bank and The Governor and Company of the Bank of Ireland Dated Luxembourg, 7th October 1993

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Dear Sirs,

We note that as a result of the sale to a third party of part of the share capital of an intermediate holding company, Medite of Europe Limited can no longer be described as being an indirectly wholly-owned subsidiary of Valhi Inc. and accordingly an event of default under Article 10.01A(g) of the captioned Finance Contract would occur.

Upon agreement by Bank of Ireland, by countersignature of this letter, that it agrees (i) that it will not declare default in relation to these circumstances under Section 9 Clause 1.A(g) of its loan agreement dated 7th October 1993, or otherwise; and (ii) to amend or permanently waive that Clause so as to eliminate the possibility of default in relation to these circumstances, EIB proposes the following amendment to the captioned Finance Contract:

- -  In Article 10.01A(g) the phrase: .... "MEDITE ceases to be directly or indirectly a wholly-owned subsidiary of Valhi Inc." is amended to read: ... "MEDITE ceases to be directly or indirectly a majority-owned subsidiary of Valhi Inc."
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Would you kindly signify your acceptance of this amendment to the Finance
Contract by countersigning the enclosed copy of this letter (MEDITE in its capacity as co-signatory to the Finance Contract, The Investment Bank of Ireland Limited in its capacity as guarantor) at the respective points indicated below and by returning it to EIB.

                               Yours faithfully,
                            EUROPEAN INVESTMENT BANK


      /s/ F.A.W. CARPENTER                          /s/ D.R.R. DUNNETT
          F.A.W. Carpenter                              D.R.R. Dunnett

Enclosures